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                                                                    EXHIBIT 99.1

PROXY                  FIDELITY NATIONAL FINANCIAL, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 9, 2000


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints William P. Foley, II, Frank P. Willey, and Alan L. Stinson, and each of them, with full power of substitution, to act as proxies for the undersigned to represent and vote all shares of capital stock of Fidelity National Financial, Inc. ("Fidelity") which the undersigned is entitled to vote at the special meeting of stockholders of Fidelity to be held at Fess Parker's Doubletree Resort, located at 633 East Cabrillo Boulevard, Santa Barbara, California 93103 on Wednesday, February 9, 2000, at 10:00 a.m. local time, and at any and all adjournments and postponements thereof, as follows:


   1. Approval and adoption of an Agreement and Plan of Merger, dated as of August 1, 1999, by and between Fidelity and Chicago Title Corporation, and amended as of October 13, 1999, and the transactions contemplated thereby, including the issuance of shares of Fidelity common stock pursuant to the merger of Chicago Title with and into Fidelity in accordance with the merger agreement.
                       [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

   2. Approval of an amendment to Fidelity's Certificate of Incorporation to increase the number of shares of Fidelity common stock authorized for issuance to 100,000,000.

                       [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

   In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

                          (continued on reverse side)
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   The Board of Directors recommends a vote "FOR" the proposals.

   This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Fidelity at or before the special meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Fidelity at or before the special meeting; or (iii) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute revocation of this proxy).

   The undersigned acknowledges receipt from Fidelity, prior to the execution of this proxy, of notice of the special meeting and a joint proxy statement/prospectus.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                 Dated:

                                                 By:

                                                 Its:

                                                 -------------------------------
                                                       Type or Print Name

                                                 -------------------------------
                                                          Common Shares

                                                 -------------------------------
                                                   Signature if held jointly:

                                                 Please sign exactly as name
                                                 appears hereon. When shares are
                                                 held by more than one owner,
                                                 all should sign. When signing
                                                 as attorney, as executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.